UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
 SECOND AMENDMENT

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 21, 2010
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3711 South MoPac Expressway
Building Two
Austin, Texas 78746
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02                      Results of Operations and Financial Condition.

As a result of further review of the stock-based compensation expense related to the acceleration of options in connection with the retirement of its former Executive Chairman, SolarWinds, Inc. (the “Company”) has determined to increase such non-cash stock based compensation expense to $1.4 million from approximately $600,000 previously included in its financial results in the press release released on July 21, 2010 and furnished as Exhibit 99.1 to its Form 8-K/A filed on July 21, 2010 (the “Earnings Release”).  This change will be reflected in the Company's Form 10-Q for the quarter ended June 30, 2010.

As updated for the change in non-cash stock-based compensation expense, on a GAAP basis, operating income was $12.2 million, net income was $8.3 million and diluted earnings per share was $0.11 in the second quarter of 2010.

Non-GAAP operating income, net income and diluted earnings per share as reported in the Earnings Release was not affected by the change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.
Date: July 30, 2010	/s/ Michael J. Berry
Michael J. Berry Senior Vice President and Chief Financial Officer